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                                                                   EXHIBIT 10.28

                           AMENDMENT NO. 1 TO WARRANT

         Reference is made to that certain Warrant, issued to Stuart Benson effective as of April 1, 2002, which Warrant entitles Mr. Benson to purchase 1,340,000 shares of Vital Living, Inc.'s (the "Company") common stock.

         The Warrant shall be deemed amended in the following respects:

         (i) Section 2 of the Warrant shall be deemed amended by changing the Purchase Price to $.01;

         (ii)     Section 3.4 of the Warrant shall be deemed eliminated;

         (iii) Section 3.3 of the Warrant shall be amended and restated in its entirety to read as follows:

                  Holder may, in lieu of the payment methods set forth in
         Section 3.2(ii) above, when permitted by law and applicable regulations (including Sarbanne- Oxley, BBX, (if, when and as created), NYSE or Amex, Nasdaq and NASD rules), pay the Purchase Price through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer"), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the shares so purchased to pay the Purchase Price and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such shares to forward the Purchase Price directly to the Company.

         (iv) Section 10 of the Warrant shall be amended and restated to read as follows:

         10.      Effect of Stock Split, etc.

                  (a) If the Company, by stock split, stock dividend, reverse split, reclassification of shares, or otherwise, changes as a whole the outstanding Common Stock into a different number or class of shares, then: (1) the number and/or class of shares as so changed shall, for the purposes of this Warrant, replace the shares outstanding immediately prior to the change; and (2) the Warrant purchase price in effect, and the number of shares purchasable under this Warrant, immediately prior to the date upon which the change becomes effective, shall be proportionately adjusted (the price to the nearest cent). Irrespective of any adjustment or change in the Warrant purchase price or the number of shares purchasable under this or any other Warrant of like tenor, the Warrants therefore and thereafter issued may continue to express the Warrant purchase price per share and the number of shares purchasable as the Warrant purchase price per share and the number of share purchasable were expressed in the Warrant when initially issued

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                  (b)       If the Company issues any shares of Common Stock or
         securities convertible into shares of Common Stock (excluding any shares issued upon a shareholder approved stock option plan) (hereinafter "Convertible Securities"), the nnumber of shares of Common Stock which may be obtained by exercise of this Warrant shall be automatically deemed amended to equal the number obtained by multiplying 7.51 % by the number of shares of Common Stock outstanding as of the date of the exercise of this Warrant (which number shall include any shares issued by the Company whether directly or in respect of any conversion or exercise of any Convertible Securities).

         (iv)     Section 3.1 is deemed amended and restated as follows:

                  When Exercisable. At any time prior to March__, 2008 (the "Expiration Date"), Holder shall have the right to exercise this warrant to purchase in whole or in part the Shares of Common Stock. This Warrant shall expire, become void and be of no further force or effect after the Expiration Date.

This Amendment shall be effective as of the March __, 2003.

                                          VITAL LIVING, INC.

                                          By: _____________________
                                              Bradley Edson

                                          _________________________
                                          Stuart Benson